Exhibit 10.13

Summary English Translation of Commercial Sublease Agreement, dated March 27, 2014

Parties: Cdiscount S.A. (“Cdiscount”) and Casino Guichard-Perrachon, S.A. (“CGP”)

Date: March 27, 2014

Purpose: CGP as lessee leases to Cdiscount as sublessee certain office space located at 120-126 Quai de Bacalan, Bordeaux, 33000 (lot number: GK 17 to 19 Cadastral sections).

Summary of Major Terms:

•                  Premises covered by the lease include 7,298 square meters of office space, including common areas, storage space and technical facilities.

•                  Term of lease is nine years, from September 1, 2012 to August 31, 2021, with the option to renew for an additional nine-year period unless terminated with six-months prior notice.

•                  Annual rent set forth in Lease A is 1,209,549.96 euros and is payable on a quarterly basis.

•                  In the event of breach Cdiscount, CGP may terminate the lease with 30 days’ prior written notice to Cdiscount, unless the breach is partially or fully cured during such period.

•                  Certain modifications, including improvements and renovations, are permitted on the premises; however Cdiscount will be held liable for any violations of applicable regulations with respect thereto.